Registration No. 33-64757

      As filed with the Securities and Exchange Commission on May 28, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST- EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                      54-0493875
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

           9950 Mayland Drive
           Richmond, Virginia                                     23233
(Address of Principal Executive Offices)                       (Zip Code)

                                   ----------

               CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN
                                       and
               CIRCUIT CITY STORES, INC. AMENDED AND RESTATED 1989
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full titles of the plans)

                                   ----------

                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)
                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

                                    ---------

                                Explanatory Note


                  This  Post-Effective  Amendment No. 2 is filed with respect to
(a) 1,321,682 shares of Circuit City Stores, Inc. Circuit City Group Common Stock, par value $.50 per share (the "Circuit City Group Stock"), and 1,321,682 associated Circuit City Group Rights to Purchase Preferred Stock, Series E, $20.00 par value (the "Circuit City Group Rights"), issuable pursuant to incentive awards granted or to be granted under the Company's 1994 Stock Incentive Plan, as amended (the "Stock Incentive Plan"), and (b) 50,000 shares of Circuit City Group Stock and 50,000 associated Circuit City Group Rights, issuable pursuant to the Company's Amended and Restated 1989 Non-Employee Directors Stock Option Plan, as amended (the "1989 Plan").

                  The Registration  Statement as originally filed related to the registration of (a) 1,321,682 shares of Common Stock of Circuit City Stores, Inc. and 1,321,682 associated Circuit City Stores, Inc. Rights to Purchase Preferred Stock, Series E, $20.00 par value, issuable pursuant to incentive awards granted or to be granted under the Company's Stock Incentive Plan. In addition, the Registration Statement as originally filed related to the registration of an additional 50,000 shares of Common Stock of Circuit City Stores, Inc. and 50,000 associated Circuit City Stores, Inc. Rights to Purchase Preferred Stock, Series E, $20.00 par value, issuable pursuant to the Company's 1989 Plan. On February 3, 1997, following approval by the Company's shareholders, the Company's Amended and Restated Articles of Incorporation were amended to effect, among other things, a redesignation of each share of Common Stock as one share of Circuit City Group Stock. In connection with the redesignation of the Common Stock, the Board of Directors approved a redesignation of each Right to Purchase Preferred Stock, Series E, $20.00 par value, as one Circuit City Group Right. Accordingly, the purpose of this Post-Effective Amendment is to reflect the redesignation of the shares of the Company's Common Stock previously registered hereunder as shares of Circuit City Group Stock and the redesignation of the associated Rights to Purchase Preferred Stock, Series E, $20.00 par value, as Circuit City Group Rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission:

     (a) the Company's Prospectus filed with the Commission on February 5, 1997 pursuant to Rule 424(b) relating to the Company's Registration Statements on Form S-3 (Registration Nos. 333-15995 and 333-21039);

     (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) since February 29, 1996, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;

     (c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

     (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description; and

     (e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement as amended by this Post-Effective Amendment No. 2:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the "Securities Act");

               (ii) To reflect in the  prospectus  any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia on May 27, 1997.

                            CIRCUIT CITY STORES, INC.



                            By:      /s/  Michael T. Chalifoux
                                -------------------------------------
                                    Michael T. Chalifoux
                                    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on this 27th day of May, 1997.

Signature:                                                    Title:

*             Richard L. Sharp                       Chief Executive Officer and
----------------------------------------             Chairman of the Board
Richard L. Sharp



*             Alan L. Wurtzel                        Vice Chairman of the Board
----------------------------------------             and Director
Alan L. Wurtzel



           /s/  Michael T. Chalifoux                 Senior Vice President, Chief
----------------------------------------             Financial Officer, Secretary and Director
Michael T. Chalifoux



*             Richard N. Cooper                      Director
----------------------------------------
Richard N. Cooper




*          Barbara S. Feigin                         Director
----------------------------------------
Barbara S. Feigin



*           Theodore D. Nierenberg                   Director
----------------------------------------
Theodore D. Nierenberg



*          Hugh G. Robinson                          Director
----------------------------------------
Hugh G. Robinson



*         Walter J. Salmon                           Director
----------------------------------------
Walter J. Salmon



*         Mikael Salovaara                           Director
----------------------------------------
Mikael Salovaara



*          John W. Snow                              Director
----------------------------------------
John W. Snow



*           Edward Villanueva                        Director
----------------------------------------
Edward Villanueva



        /s/  Philip J. Dunn                          Principal Accounting Officer
----------------------------------------
Philip J. Dunn



*By:  /s/ Michael T. Chalifoux
----------------------------------------
         Michael T. Chalifoux
         Attorney-In-Fact

                                  EXHIBIT INDEX


   Exhibit
   Number           Document
   ------           --------


     4.1 Company's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

     4.2  Company's  Bylaws,  as Amended and Restated  June 18,  1996,  filed as
          Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

     4.3 Company's Amended and Restated Rights Agreement dated February 3, 1997, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, is expressly incorporated herein by this reference.

     5    Opinion and Consent of McGuire, Woods, Battle & Boothe, L.L.P.

    *23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent  of  McGuire,  Woods,  Battle & Boothe,  L.L.P.  (included  in
          Exhibit 5).

    *24   Powers of Attorney.

     99.1 Company's 1994 Stock Incentive Plan, as amended effective February 3, 1997, filed as Annex III to the Company's Proxy Statement filed with the Commission on December 24, 1996, is expressly incorporated herein by this reference.


------------------

* Previously filed.